EX-99.906CERT
                                                                  Item 12. (b)


        Certifications Pursuant to Section 906 of the Sarbanes-Oxley Act

I, Terrence K.H. Lee, President and Chief Executive Officer of First Pacific Mutual Fund, Inc. (the "Registrant"), certify that:

	1.	The Registrant's periodic report on Form N-CSR for the period ended
		September 30, 2010 (the "Report") fully complies with the
		requirements of 15(d) of the Securities Exchange Act of 1934, as
		amended; and

	2.	The information contained in the Report fairly presents, in all
		material aspects, the financial condition and results of operations
		of the Registrant.


Date:  November 30, 2010            /s/  Terrence K.H. Lee
       -----------------            ----------------------
                                    Terrence K.H. Lee
                                    President and CEO




I, Nora B. Simpson, Treasurer of First Pacific Mutual Fund, Inc. (the "Registrant"), certify that:

	1.	The Registrant's periodic report on Form N-CSR for the period ended
		September 30, 2010 (the "Report") fully complies with the
		requirements of 15(d) of the Securities Exchange Act of 1934, as
		amended; and

	2.	The information contained in the Report fairly presents, in all
		material aspects, the financial condition and results of operations
		of the Registrant.


Date:  November 30, 2010            /s/  Nora B. Simpson
       -----------------            --------------------
                                    Nora B. Simpson
                                    Treasurer


These certifications are being furnished to the Securities and Exchange Commission pursuant to Rule 30a-2(b) under the Investment Company Act of 1940, as amended, and 18 U.S.C. Section 1350 and is not being filed as part of the Report with the Securities and Exchange Commission.